KEITH K. ZHEN, CPA

CERTIFIED PUBLIC ACCOUNTANT

2070 WEST 6TH STREET x BROOKLYN, NY 11223 x TEL (347) 408-0693 x FAX (347) 602-4686 x EMAIL KEITHZHEN@KEITHZHENCPA.COM

January 29, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

I have read Item 4.01(a) of Form 8-K/A dated January 29, 2008 of China Wind Energy Inc., and agree with the statements contained therein.

I have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01 (b).

Sincerely,

Keith K. Zhen, CPA
Brooklyn, NY